UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

( Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Brush Engineered Materials Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	34-1919973

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

17876 St. Clair Avenue, Cleveland, Ohio	44110

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective Pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-95917

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Rights to Purchase Series A Junior Participating Preferred Stock, without par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE
EXHIBIT INDEX
EX-4.1 Amendment No.1, dated as of December 7, 2004, to the Rights Agreement, dated as of May 10, 2000, between the Company and National City Bank, N.A., as rights agent

Item 1. Description of Registrant’s Securities to be Registered

     On December 7, 2004, the Directors of Brush Engineered Materials Inc. (the “Company”) approved Amendment No. 1, dated as of December 7, 2004 (the “Amendment”), to the Rights Agreement, dated as of May 10, 2000 (the “Rights Agreement”), between the Company and National City Bank, N.A., as rights agent (“National City”). The Amendment removed National City as rights agent and appointed LaSalle National Bank, N.A. as successor rights agent.

     The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which has been filed as an exhibit hereto and incorporated herein by this reference. Copies of the Rights Agreement are available free of charge from the Company.

Item 2. Exhibits

Number	Description
4.1	Amendment No. 1, dated as of December 7, 2004, to the Rights Agreement, dated as of May 10, 2000, between the Company and National City Bank, N.A., as rights agent

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SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BRUSH ENGINEERED MATERIALS INC.
	By:	/s/ Michael C. Hasychak
Name: Michael C. Hasychak
Date: December 13, 2004		Title: Vice President, Treasurer and Secretary

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EXHIBIT INDEX

Number	Description
4.1	Amendment No. 1, dated as of December 7, 2004, to the Rights Agreement, dated as of May 10, 2000, between the Company and National City Bank, N.A., as rights agent

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